Exhibit 10.9

    THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of May 19, 2020 by and among ENVISTA HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Designated Borrowers from time to time party thereto, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Credit Agreement dated as of September 20, 2019 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of May 6, 2020, and as hereby amended and as may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement as amended by this Amendment);

WHEREAS, the Administrative Agent and the Company have identified an ambiguity, omission, mistake, typographical error or other defect in Section 7.03(l) of the Credit Agreement;

WHEREAS, Section 11.01 of the Credit Agreement allows the Administrative Agent and the Company to amend, modify or supplement any such ambiguity, omission, mistake, typographical error or other defect in any provision of the Credit Agreement to cure such ambiguity, omission, mistake, typographical error or other defect; and

WHEREAS, such amendment shall become effective without any further action or consent of any other party to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the terms hereof, the Administrative Agent and the Company hereto agree as follows:

1.Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, Section 7.03(l) of the Credit Agreement is hereby amended and restated such that after giving effect to this Amendment, Section 7.03(l) shall read in its entirety as follows:

    “(l) other Indebtedness not otherwise permitted under this Section 7.03 so long as no Event of Default shall have occurred and be continuing at the time of incurring such Indebtedness or would result therefrom and, if the Covenant Compliance Restoration Date shall not have occurred, no Default shall have occurred and be continuing at the time of incurring such Indebtedness or would result therefrom; provided that, (i) at the time of incurrence thereof, the sum, without duplication, of (A) all Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 7.01(t) (and not otherwise permitted under Sections 7.01(a) through (s)), (B) all Indebtedness of the Subsidiaries that are not Guarantors (each such Subsidiary, a “Subsidiary Non-Guarantor”) and that is not otherwise permitted under subsections (a) through (k) above (other than any Indebtedness incurred by any Designated Borrower under this Agreement), and (C) all other Indebtedness of the Company and the Designated Borrowers that is Guaranteed by any Subsidiary Non-Guarantor, shall not exceed (x) at any time prior to the Covenant Compliance Restoration Date, $25,000,000 and (y) at any time on or after the Covenant Compliance Restoration Date, the Priority Debt Basket; and (ii) at any time prior to the Covenant Compliance Restoration Date, if such Indebtedness is not of a type described in any clauses (A), (B) or (C) of the foregoing clause (i) of this proviso, then (A) at the time of incurrence thereof, after giving pro forma effect thereto, the Consolidated Interest Coverage Ratio (calculated on a pro forma basis for the most recently ended four fiscal quarter period as if such Indebtedness had been incurred on the first day thereof) shall be no less than 2.00:1 and (B) such Indebtedness has a maturity date of not sooner than 91 days after the Maturity Date.”

2. Effectiveness; Conditions Precedent. This Amendment shall become effective upon the Administrative Agent’s receipt of an executed counterpart of this Amendment executed by a Responsible Officer the Company (such date, the “Effective Date”), which shall be an original, facsimile or electronic (pdf.) transmission unless otherwise specified.

3. Representations and Warranties. In order to induce the Administrative Agent to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

a. No Default or Event of Default exists as of the date hereof or would result from, or after giving effect to, the amendment contemplated hereby;

b.the representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the Effective Date, after giving effect to the amendments contemplated hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this clause (b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

c.it has the legal power and authority to execute and deliver this Amendment;

d.the officer executing this Amendment on behalf of the Company has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

e.this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

f.no Subsidiaries of the Company are currently designated as “Designated Borrowers” under the Credit Agreement.

4.Entire Agreement. This Amendment is a Loan Document. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

5.Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

6.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 11.17 and 11.18 of the Credit Agreement.

7.Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.

10.No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.

11.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page is intentionally left blank; signature pages follow.]

    IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.

ENVISTA HOLDINGS CORPORATION, as the Company

By: /s/ Kari-Lyn Moore
Name: Kari-Lyn Moore
Title: Chief Accounting Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President